EXHIBIT 99.1

Laredo Oil, Inc. Names Michael H. Price to Board

Austin, Texas, August 6, 2012 -- Laredo Oil, Inc. ("Laredo Oil") (OTCBB: LRDC), today announced that it has added Michael H. Price to its Board of Directors bringing the number of Board members to five.

“We are very pleased to welcome Michael Price as an independent member of our Board of Directors,” said Mark See, President and CEO of Laredo Oil, Inc.  “I have deep admiration and respect for Michael and it is a privilege to have him join Laredo Oil’s Board.  He brings extensive oil and gas financial and market experience to our Board and his participation will help us develop market opportunities and strengthens our corporate governance capability.”

Mr. Price has 38 years of senior financial and petroleum experience in the global oil and gas industry.  He has been a principal in Octagon Energy Advisors, a Houston based energy investment advisory firm, from 2002 to the present.  The firm advises financial institutions and institutional investors participating in energy investments.  Since 2008, he has been a Director at ING Capital which provides debt financing to domestic exploration and production companies.   From 1998 through 2002, Mr. Price was the Chief Financial Officer of Forman Petroleum Corporation.  Before that, Mr. Price was Managing Director at Chase Manhattan Bank for fifteen years, and was in charge of technical support for Chase’s worldwide energy merchant banking activities.  In his early career, he worked as a consulting principal on domestic petroleum engineering and landowner matters, and gained extensive international experience working with major oil companies in a variety of operating positions.  He holds a BS and MS from Illinois Institute of Technology, a MBA from the University of Chicago, a M.Sc. from the London School of Economics, and a MS in Petroleum Engineering from Tulane University.

ABOUT LAREDO OIL, INC.

Laredo Oil, Inc. (www.laredo-oil.com) is engaged as a management services company managing both the acquisition of mature oil fields and the recovery of stranded oil from those fields using Enhanced Oil Recovery (“EOI”) methods pursuant to its agreements with Stranded Oil Resources Corporation (“SORC”), an indirect, wholly owned subsidiary of Alleghany Corporation.   In accordance with its agreements with SORC, Laredo Oil plans to acquire targeted oil fields and use its unique UGD™ model to profitably recover stranded oil reserves previously thought to be incapable of economic recovery.  Our common stock is listed on the OTC Bulletin Board under the symbol, "LRDC".

This press release and the statements made by Laredo Oil, Inc. in this press release may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements describe the Company's future plans, projections, strategies and expectations, and may be identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" or words of similar meaning.  These forward-looking statements are based on assumptions and involve a number of risks, uncertainties, situations and other factors that may cause our or our industry's actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these statements.  These factors include changes in interest rates, market competition, changes in the local and national economies, and various other factors detailed from time to time in Laredo Oil, Inc. SEC reports and filings, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

Contact:
Bradley E. Sparks, Chief Financial Officer
Laredo Oil, Inc.
(512) 961-3801; info@laredo-oil.com